EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

Board of Directors

Trans-India Acquisition Corporation

We consent to the reference to our firm under the caption “Experts” in this Amendment No. 4 to the Registration Statement on Form S-1/A and to the incorporation of our report dated August 1, 2006, on our audit of the financial statements of Trans-India Acquisition Corporation for the period from April 13, 2006 (inception) through July 31, 2006.

/s/ Miller Ellin and Company LLP
Miller Ellin and Company LLP

New York, New York

November 14, 2006